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                                                                    EXHIBIT 23.3

                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNT

As independent certified public accountants, I hereby consent to the incorporation by reference of my report (and to all references to my Firm) included in or made a part of this annual report.

John A. Criscuola, CPA

Port Jefferson Station, New York
March 29, 2000.